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Zynerba Pharmaceuticals, Inc.

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Zynerba Pharmaceuticals Announces New Date for Reconvened Annual Meeting

Annual Meeting to Reconvene on August 11, 2023 at 9:00 a.m. EDT

DEVON, Pa., July 25, 2023 – Zynerba Pharmaceuticals, Inc. (Nasdaq: ZYNE) (the “Company”), the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for orphan neuropsychiatric disorders, today announced that the new date for the adjourned 2023 Annual Meeting of Stockholders (“Annual Meeting”) is August 11, 2023 at 9:00 a.m. EDT in order to provide stockholders additional time to consider and vote on Proposal 2 to amend the Sixth Amended and Restated Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023, the implementation and timing of which shall be subject to the discretion of the Board of Directors of the Company. The August 11, 2023 meeting date replaces the previously announced July 27, 2023 date for the reconvened meeting and will be a “virtual” meeting of stockholders. The record date for the adjourned Annual Meeting continues to be April 17, 2023.

A stockholder may use one of the following simple methods to vote:

Vote by Internet at www.voteproxy.com until 11:59 PM EDT on August 10, 2023 using the control number appearing on the proxy card.

Vote by telephone by calling the toll-free telephone number 1-800-776-9437 until 11:59 PM EDT on August 10, 2023 using their control number appearing on the proxy card.

Vote by mail by marking, dating and signing the proxy card, and returning it in the postage-paid envelope provided to American Stock Transfer & Trust Company, LLC.

Vote at the virtual Annual Meeting by joining the meeting at https://web.lumiagm.com/236626312 (password: zyne2023) using the control number included on the proxy card.

Proxies previously submitted with respect to Proposal 2 will be voted at the reconvened Annual Meeting unless properly revoked; stockholders who have previously submitted their proxy or otherwise voted with respect to Proposal 2 and who do not want to change their vote need not take any action.

Details of the reverse stock split are included in the Company’s Proxy Statement for the Annual Meeting. The primary objective of implementing a reverse split is to satisfy the minimum bid price requirement for continued listing on the Nasdaq Capital Market. The Company’s Board believes that effecting the reverse split would increase the price of our common stock which would, among other things, help the Company to meet certain continued listing requirements of the Nasdaq Capital Market, appeal to a broader range of investors to generate interest in the Company, and improve perception of the Company’s common stock as an investment security.

If stockholders have any questions or need assistance with processing their vote, please contact the Company’s proxy solicitor, MacKenzie Partners, Inc. (email: proxy@mackenziepartners.com, or toll free: 1-800-322-2885).

About Zynerba Pharmaceuticals, Inc.

Zynerba Pharmaceuticals is the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for orphan neuropsychiatric disorders. We are committed to improving the lives of patients and their families living with severe, chronic health conditions including Fragile X syndrome and 22q11.2 deletion syndrome. Learn more at www.zynerba.com and follow us on Twitter at @ZynerbaPharma.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. These and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Zynerba Contacts

Peter Vozzo

ICR Westwicke

Office: 443.213.0505

Cell: 443.377.4767

Peter.Vozzo@Westwicke.com